As filed with the U.S. Securities and Exchange Commission on January 12, 2015

Registration No. 333-192617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYMABAY THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-3103561
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Harold Van Wart, Ph.D.

President and Chief Executive Officer

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Sujal Shah Chief Financial Officer CymaBay Therapeutics, Inc. 7999 Gateway Blvd., Suite 130 Newark, CA 94560 (510) 293-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 29, 2013, the registrant filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-192617), which was amended by Pre-Effective Amendment No. 1 to Form S-1 filed with the SEC on December 20, 2013, and declared effective by the SEC on December 24, 2013 (as amended, the “Form S-1”), to register for resale by the selling stockholders named in the prospectus up to 11,456,493 shares of the registrant’s common stock, $0.001 par value per share, including shares issuable pursuant to warrants to purchase up to 1,626,398 shares of the registrant’s common stock, to be sold by the selling stockholders named in the prospectus

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

All filing fees payable in connection with the registration of the shares of the common stock covered by the registration statement were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 12, 2015

PROSPECTUS

11,456,493 Shares

CYMABAY THERAPEUTICS, INC.

Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 11,456,493 shares of our common stock, including shares issuable pursuant to warrants to purchase up to 1,626,398 shares of our common stock, to be sold by the selling stockholders named in this prospectus. The 9,830,095 shares of common stock covered by this prospectus, and the warrants to purchase 1,626,398 shares of our common stock covered by this prospectus, were sold by us in private placements of these securities. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders; however, to the extent the selling stockholders exercise the warrants, we will receive the aggregate exercise price from the exercise of the warrants.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution” on page 24. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CBAY.” The last reported sale price of our common stock on the NASDAQ Capital Market on January 9, 2015, was $10.00 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendment or supplements to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    , 2015

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

CymaBay Therapeutics, Inc.

CymaBay Therapeutics, Inc. is focused on developing therapies to treat metabolic diseases with high unmet medical need, including serious rare and orphan disorders. Arhalofenate, our lead product candidate, is being developed for the treatment of gout. Arhalofenate has successfully completed three Phase 2 clinical trials in patients with gout and consistently demonstrated the ability to reduce gout flares and reduce serum uric acid (sUA). Gout flares are recurring and painful episodes of joint inflammation that are triggered by the presence of monosodium urate crystals that form as a result of elevated sUA levels. We believe the potential for arhalofenate to prevent or reduce flares while also lowering sUA could differentiate it from currently available treatments for gout. Arhalofenate has established a favorable safety profile in clinical trials involving nearly 1,000 patients exposed to date. We are currently investigating arhalofenate in a 12-week Phase 2b clinical trial in patients with gout and expect to report data from this trial in the second quarter of 2015. Our second product candidate, MBX-8025, demonstrated favorable effects on cholesterol, triglycerides and markers of liver health in a Phase 2 clinical trial in patients with mixed dyslipidemia. We are considering pursuing MBX-8025 in a number of orphan diseases in which these attributes could be beneficial, such as homozygous familial hypercholestorolemia (HoFH), severe hypertriglyceridemia (SHTG) and primary biliary cirrhosis (PBC). We also believe that MBX-8025 could have utility in the treatment of the more prevalent, but high unmet need, indication of nonalcoholic steatohepatitis (NASH). We plan to initiate one or more pilot or proof-of-concept studies for MBX-8025, beginning with HoFH, in the first half of 2015.

Risks Associated with our Business

Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•	We will need additional capital in the future to sufficiently fund our operations and research;

•	We have incurred significant losses since our inception, we anticipate that we will continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability;

•	We depend on the success of our lead product candidate, arhalofenate, which is still under clinical development, and

•	MBX-8025, which we currently plan to develop, and may not obtain regulatory approval or successfully commercialize either of these product candidates;

•	Our product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance;

•	We rely on third-party manufacturers to produce our preclinical and clinical drug supplies, and we intend to rely on third parties to produce commercial supplies of any approved product candidates;

•	We rely on limited sources of supply for the drug substance for our lead product candidate, arhalofenate, and any disruption in the chain of supply may cause delay in developing and commercializing arhalofenate;

•	If we are unable to obtain or protect intellectual property rights related to our products and product candidates, we may not be able to compete effectively in our market; and

•	Our stock price may be volatile, and our stockholders’ investment in our stock could decline in value.

Corporate Information

CymaBay Therapeutics, Inc., was incorporated under the laws of the State of Delaware on October 5, 1988, originally under the name Transtech Corporation. Our executive offices are located at 7999 Gateway Blvd., Suite 130 Newark, CA 94560. The telephone number at our executive office is (510) 293-8800. Our corporate website address is www.cymabay.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

As used in this prospectus, “CymaBay,” “we,” “us,” and “our” refer to CymaBay Therapeutics, Inc. and its subsidiaries taken as a whole. The word trademark “CymaBay” is registered on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	omitted compensation discussion and analysis;

•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. At this time we expect to remain an “emerging growth company” for the foreseeable future.

CymaBay also qualifies as a “smaller reporting company” and thus has the advantage of not being required to provide the same level of disclosure as larger public companies.

The Offering

This prospectus relates to the sale or other disposition from time to time of up to 11,456,493 shares of our common stock, which includes 9,830,095 shares of our common stock and 1,626,398 shares of our common stock issuable upon exercise of warrants held by the selling stockholders named in this prospectus.

Issuer:	CymaBay Therapeutics, Inc.

Shares offered by the selling stockholders	11,456,493

Use of Proceeds	We will not receive any proceeds from the sale of the shares offered hereby; however, to the extent the selling stockholders exercise the warrants, we will receive the aggregate exercise price from the exercise of the warrants. See “Use of Proceeds” in this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” below.

NASDAQ Capital Market Symbol	“CBAY”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties set forth in the documents that are incorporated by reference into this prospectus, including the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, before deciding whether to purchase any of the shares of common stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. In some cases you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “will,” “would,” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations with respect to the clinical development of arhalofenate and our other product candidates, our clinical trials and the regulatory approval process;

•	statements regarding the steps, timing and costs of our development programs;

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	the availability of additional financing and access to capital;

•	the formation of a trading market for our common stock;

•	discussions and approvals of regulatory agencies; and

•	the period of time for which we will be able to fund our operations.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus; however, to the extent the selling stockholders exercise the warrants, we will receive the aggregate exercise price from the exercise of the warrants. All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock as of November 22, 2013, held for the account of, and the numbers of shares being sold, by the selling stockholders. Beneficial ownership is reported as of November 22, 2013, but also includes 604,000 shares which sales occurred on January 29, 2014. The number of shares beneficially owned by a person also includes shares of common stock underlying warrants held by that person that are currently exercisable or were exercisable within 60 days of November 22, 2013. Unless otherwise indicated, the persons and entities named in the table hold the shares set forth opposite that person’s name as of November 22, 2013, and have sole voting and sole investment power with respect to the shares, subject to community property laws, where applicable. Where applicable, we have added to the applicable footnote the numbers of shares that have been sold subsequent to November 22, 2013, the date of commencement of this offering.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
3MD Partnership, Ltd. (3)	12,000	2,000	12,000	0	—
Ackerman Partners LP (4)	6,000	1,000	6,000	0	—
Adam Saitman(5)	6,000	1,000	6,000	0	—
Alex Mayers	24,000	4,000	24,000	0	—
Allan Gutberlet	6,000	1,000	6,000	0	—
AllianceBernstein Venture Fund I, L.P.(6)	251,780	16,806	251,780	0	—
Alta BioPharma Partners III GMbH & Co. Beteiligungs KG (7)	69,114	4,613	69,114	0	—
Alta BioPharma Partners III, L.P. (8)	1,029,126	68,693	1,029,126	0	—
Alta Embarcadero BioPharma Partners III, LLC (9)	25,360	1,692	25,360	0	—
Altana Innovationsfonds GmbH (10)	6,705	447	6,705	0	—
Amit Rametra (11)	12,000	2,000	12,000	0	—
Andrew Koopman (12)	4,800	800	4,800	0	—
Andrew Mclean	12,000	2,000	12,000	0	—
Anthony C. Martin Bury	12,000	2,000	12,000	0	—
Applebaum Family Ltd Partnership (13)	6,000	1,000	6,000	0	—
Arun Virick	3,000	500	3,000	0	—
Ashar Qureshi (14)	24,000	4,000	24,000	0	—
Ashnik Management LLC (15)	72,000	12,000	72,000	0	—
Avraham and Susan Tahari	12,000	2,000	12,000	0	—
Baiju Gohil	6,000	1,000	6,000	0	—
Barry Newman	6,000	1,000	6,000	0	—
Bill Boad (16)	6,000	1,000	6,000	0	—
Brian Bentley	9,600	1,600	9,600	0	—
Brian Skillern (17)	6,000	1,000	6,000	0	—
Bruce and Bobra Locker, Jt. WROS	15,600	2,600	15,600	0	—
C&F Equipment Inc. (18)	6,000	1,000	6,000	0	—
Carlos Bermudez (19)	14,400	2,400	14,400	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Charles Lamarca (20)	6,000	1,000	6,000	0	—
Charles M. Cazett and Jane R. Cazett	6,000	1,000	6,000	0	—
Charles Matthews (21)	36,000	6,000	36,000	0	—
Charles Norwalk (22)	4,640	773	4,640	0	—
Cherry Pipes LTD (23)	6,000	1,000	6,000	0	—
Childers Living Trust (24)	14,400	2,400	14,400	0	—
Chris Dellaportas (25)	6,000	1,000	6,000	0	—
Christian Fleissner, IV	6,000	1,000	6,000	0	—
Claire Barnard (26)	42,000	7,000	42,000	0	—
Clericuzio Family Revocable Trust (27)	12,000	2,000	12,000	0	—
Craig A. Baylis (28)	24,000	4,000	24,000	0	—
Craig Child (29)	8,400	1,400	8,400	0	—
Craig Whited	29,760	4,960	29,760	0	—
Curtis Southward (30)	12,000	2,000	12,000	0	—
Daily S. Hill (31)	18,000	3,000	18,000	0	—
Dale R. Davey (32)	12,000	2,000	12,000	0	—
Dallas and Lois Wuethrich	12,000	2,000	12,000	0	—
Dan & Mary Ellen Coombs (33)	10,800	1,800	10,800	0	—
Daniel D’Errico and Gina D’Errico, JTWROS (34)	6,000	1,000	6,000	0	—
Daniel Wickard	6,000	1,000	6,000	0	—
Darrell Cordry (35)	6,000	1,000	6,000	0	—
David A. Scotch (36)	6,000	1,000	6,000	0	—
David B. Van Vleck (37)	6,000	1,000	6,000	0	—
David D. Shively Rev Dynastic With Preservation Trust (38)	24,000	4,000	24,000	0	—
David Greenblat	6,000	1,000	6,000	0	—
David N. and Linda J. Porter (39)	6,000	1,000	6,000	0	—
David S. Walker Revocable Trust (40)	6,000	1,000	6,000	0	—
David Schaetz	13,680	2,280	13,680	0	—
David Scott	12,000	2,000	12,000	0	—
Dayton Misfeldt	3,030	202	3,030	0	—
Deerfield Special Situations International Master Fund, L.P. (41)	255,071	0	255,071	0	—
Deerfield Special Situations Fund, L.P. (42)	338,135	80,000	338,135	0	—
Dennis C. Dean (43)	15,000	2,500	15,000	0	—
Derek Hales (44)	24,000	4,000	24,000	0	—
Donald Gauthier	6,000	1,000	6,000	0	—
Donald P. Sesterhenn	14,400	2,400	14,400	0	—
Douglas M. Claney (45)	26,160	4,360	26,160	0	—
Douglas Macafee	6,000	1,000	6,000	0	—
Dyke Rogers	24,000	4,000	24,000	0	—
Earl and Gloria Y. Martin (46)	72,000	12,000	72,000	0	—
Earl Sauls (47)	12,000	2,000	12,000	0	—
Edward Albert Grimm and Iris Judy May Grimm, JTWROS (48)	24,000	4,000	24,000	0	—
Edward and Jane Fishman	24,000	4,000	24,000	0	—
Edwin B. Hart (49)	14,184	2,364	14,184	0	—
Edwin Stuhr (50)	9,600	1,600	9,600	0	—
Elmora Hebrew Center, Inc.R (51)	12,000	2,000	12,000	0	—
Fermo C. Jaeckle	12,000	2,000	12,000	0	—
Fidelity Lending Corporation (52)	6,000	1,000	6,000	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Firas Husein (53)	6,000	1,000	6,000	0	—
Food Consultancy and Inspection (54)	10,800	1,800	10,800	0	—
Fourth Avenue Capital Partners LP (55)	364,800	60,800	364,800	0	—
Frank A. Papa (56)	6,000	1,000	6,000	0	—
Frank Hill Harper (57)	12,000	2,000	12,000	0	—
Fred W. Harris (58)	6,000	1,000	6,000	0	—
Future, LLC (59)	6,000	1,000	6,000	0	—
Gary I. Grenley (60)	12,000	2,000	12,000	0	—
Gary M. & Kathy D. Mills JTWROS (61)	6,000	1,000	6,000	0	—
Gary P. Eckert (62)	6,000	1,000	6,000	0	—
Gary Schulz	12,000	2,000	12,000	0	—
Gary W. Jaster (63)	6,000	1,000	6,000	0	—
Gene Tien	6,000	1,000	6,000	0	—
Gerald A Tomsic, Trustee Gerald A Tomsic 1995 Revocable Trust (64)	12,000	2,000	12,000	0	—
Greg Dawe (65)	6,000	1,000	6,000	0	—
Gregory Hurley (66)	42,000	7,000	42,000	0	—
Gregory J. Coffey	59,280	9,880	59,280	0	—
Guy B. Brown & Beth C. Sutton (67)	24,000	4,000	24,000	0	—
Hamilton C. Fish (68)	6,000	1,000	6,000	0	—
Harry Washburn (69)	6,000	1,000	6,000	0	—
Highpoint Realty LTD (70)	24,000	4,000	24,000	0	—
Howard Mostovy	5,760	960	5,760	0	—
Howard Wengrow (71)	24,000	4,000	24,000	0	—
Ingram D. Tynes (72)	48,000	8,000	48,000	0	—
James Brown	6,000	1,000	6,000	0	—
James E. Searson	24,000	4,000	24,000	0	—
James J. Peters (73)	6,000	1,000	6,000	0	—
James J. Waskiewicz (74)	6,000	1,000	6,000	0	—
James K. Laird	6,000	1,000	6,000	0	—
James Morin (75)	12,000	2,000	12,000	0	—
James Rutledge (76)	30,000	5,000	30,000	0	—
James Symanski and Catherine Marbach JTWROS (77)	12,000	2,000	12,000	0	—
James Vann Cunningham (78)	32,160	5,360	32,160	0	—
Jay Miselis (79)	6,000	1,000	6,000	0	—
Jaye Venuti and Michael Yokoyama Family Trust DOT (80)	6,000	1,000	6,000	0	—
Jaye Venuti DDS and Michael Yokoyama, DDS, PDC Defined Benefit Plan (81)	18,000	3,000	18,000	0	—
Jeanna Nelis	6,000	1,000	6,000	0	—
Jeffrey Allen and Jennifer M. Sherman	12,000	2,000	12,000	0	—
Jeffrey M. Bunker (82)	12,000	2,000	12,000	0	—
Jerome & Maureen Rupiper Living Trust (83)	6,000	1,000	6,000	0	—
Jerome Natzke	12,000	2,000	12,000	0	—
Jerry Fish	6,000	1,000	6,000	0	—
Joaquin & Mary Molinet (84)	12,000	2,000	12,000	0	—
John and Linda McPhee JTWROS	4,800	800	4,800	0	—
John and Rosemary Schneider JTWROS (85)	6,000	1,000	6,000	0	—
John C. Boyer	6,000	1,000	6,000	0	—
John C. Murrens (86)	6,000	1,000	6,000	0	—
John C. Swenson (87)	11,760	1,960	11,760	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
John E. Bishop (88)	12,000	2,000	12,000	0	—
John E. Dittoe	6,000	1,000	6,000	0	—
John Easterly (89)	6,000	1,000	6,000	0	—
John Everett Waltzing (90)	24,000	4,000	24,000	0	—
John Ewell (91)	36,000	6,000	36,000	0	—
John F. Erickson	6,000	1,000	6,000	0	—
John Geddes (92)	8,160	1,360	8,160	0	—
John Griffin (93)	24,000	4,000	24,000	0	—
John Husband (94)	24,000	4,000	24,000	0	—
John Jaecker	6,000	1,000	6,000	0	—
John K. Fogg	6,000	1,000	6,000	0	—
John Maguire	24,000	4,000	24,000	0	—
John Merriam	6,000	1,000	6,000	0	—
John O. Dunkin (95)	12,000	2,000	12,000	0	—
John Trent	6,000	1,000	6,000	0	—
Johnson & Johnson Development Corporation (96)	860,266	10,000	860,266	0	—
Joseph and Wendy Page	6,000	1,000	6,000	0	—
Joseph Nestola	6,000	1,000	6,000	0	—
Joyce Bielski (97)	24,000	4,000	24,000	0	—
Judy Reed Smith	19,200	3,200	19,200	0	—
Jules and Deborah DeVigne JTWROS	6,000	1,000	6,000	0	—
Jules DeVigne	54,000	9,000	54,000	0	—
Justin K. McCormick (98)	12,000	2,000	12,000	0	—
Keith Kinsey (99)	9,000	1,500	9,000	0	—
Kenneth Halverson (100)	7,200	1,200	7,200	0	—
Kenneth Moelhoff (101)	12,000	2,000	12,000	0	—
Kenneth S. Pizzo, Jr. (102)	34,860	5,810	34,860	0	—
Kevin Gabrik (103)	14,400	2,400	14,400	0	—
Kevin Mack (104)	12,000	2,000	12,000	0	—
Kraig Ecker (105)	16,800	2,800	16,800	0	—
Kurt H. & Melissa R. Little	12,000	2,000	12,000	0	—
Lawrence Coolidge (106)	72,000	12,000	72,000	0	—
Lawrence Grossbard (107)	6,000	1,000	6,000	0	—
Linden Growth Partners, LP (108)	96,000	16,000	96,000	0	—
Lindsey Rosenwald (109)	60,000	10,000	60,000	0	—
Llano Resources Inc. (110)	48,000	8,000	48,000	0	—
Lloyd & Deborah Schill JTWROS (111)	12,000	2,000	12,000	0	—
M. Butte Ltd. (112)	149,280	24,880	149,280	0	—
Macgregor Fogelsong	4,800	800	4,800	0	—
Marc and Heather Bielski JTWROS (113)	24,000	4,000	24,000	0	—
Mark G. Rodriguez (114)	9,600	1,600	9,600	0	—
Mark Ginsburg (115)	6,000	1,000	6,000	0	—
Mark Harrison	6,000	1,000	6,000	0	—
Mark Reardon	6,000	1,000	6,000	0	—
Mark Schordock (116)	6,000	1,000	6,000	0	—
Martin and Terri Stallone Tenants in the Entirety (117)	12,000	2,000	12,000	0	—
Martin Bell (118)	7,200	1,200	7,200	0	—
Maryann Logue	12,000	2,000	12,000	0	—
Maurice Deverteuil and Karen Deverteuil (119)	24,000	4,000	24,000	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Melvin T. Robertson (120)	12,000	2,000	12,000	0	—
Merlin Biomed Private Equity Fund, L.P. (121)	61,635	4,000	61,635	0	—
Michael Brotherton (122)	6,000	1,000	6,000	0	—
Michael A. Mullen (123)	6,000	1,000	6,000	0	—
Michael and Ida Robson JTWROS (124)	6,000	1,000	6,000	0	—
Michael C. Hess Tod Michael C. Hess	72,000	12,000	72,000	0	—
Michael Fardy (125)	6,000	1,000	6,000	0	—
Michael Hafke	18,000	3,000	18,000	0	—
Michael P. Giannelli	19,440	3,240	19,440	0	—
Michael Padgett	26,400	4,400	26,400	0	—
Mitchell F. Reiter (126)	12,000	2,000	12,000	0	—
Mitchell R. Parker (127)	6,000	1,000	6,000	0	—
Moe Leichter (128)	36,000	6,000	36,000	0	—
MTC IRA FBO Billy Fouch (129)	6,000	1,000	6,000	0	—
MTC IRA FBO Daniel Wickard (130)	36,000	6,000	36,000	0	—
MTC IRA FBO Gary Kostelec (131)	9,600	1,600	9,600	0	—
MTC IRA FBO Gary L. Biermann (132)	10,080	1,680	10,080	0	—
MTC IRA FBO Jack Pirkey (133)	7,200	1,200	7,200	0	—
MTC IRA FBO James R. Muldoon (134)	12,000	2,000	12,000	0	—
MTC IRA FBO Joseph Tierney (135)	6,000	1,000	6,000	0	—
MTC IRA FBO Kenton L. Eiffert (136)	6,000	1,000	6,000	0	—
MTC IRA FBO Martin Rosenwasser (137)	6,000	1,000	6,000	0	—
MTC IRA FBO Michael Accardi (138)	30,000	5,000	30,000	0	—
MTC IRA FBO Michael Cullen (139)	12,000	2,000	12,000	0	—
MTC IRA FBO Normand F. Smith (140)	120,000	20,000	120,000	0	—
MTC IRA FBO Richard Andrews (141)	12,000	2,000	12,000	0	—
MTC IRA FBO Robert Gordon (142)	24,000	4,000	24,000	0	—
MTC IRA FBO Ronald Finestone (143)	6,000	1,000	6,000	0	—
MTC IRA FBO Stanley Michael Rein (144)	12,000	2,000	12,000	0	—
MTC IRA FBO Stefan Nowina (145)	60,000	10,000	60,000	0	—
MTC IRA FBO Steven J. Vuyovich (146)	24,000	4,000	24,000	0	—
MTC IRA FBO Sydelle Rosenwasser (147)	6,000	1,000	6,000	0	—
MTC IRA FBO William Newell (148)	12,000	2,000	12,000	0	—
MTC Roth IRA FBO Arthur W. Chick (149)	12,000	2,000	12,000	0	—
MTC Roth IRA FBO James W. Robertson (150)	6,000	1,000	6,000	0	—
MTC Roth IRA FBO Kristi K. Olson (151)	6,000	1,000	6,000	0	—
MTC Roth IRA FBO Michael Nelson (152)	3,600	600	3,600	0	—
MTC SEP IRA FBO Michael D. Johnson (153)	6,000	1,000	6,000	0	—
MTC SEP IRA FBO George W. Naylor (154)	10,800	1,800	10,800	0	—
MTC SEP IRA FBO Johnathan Coleman (155)	6,000	1,000	6,000	0	—
MTC SEP IRA FBO Lewis W. Wadsworth (156)	6,000	1,000	6,000	0	—
Nchacha Etta	6,000	1,000	6,000	0	—
Neal Weinstein (157)	6,000	1,000	6,000	0	—
Neel B. Ackerman and Martha N. (158)	24,000	4,000	24,000	0	—
Norman Sunamoto (159)	6,000	1,000	6,000	0	—
Novo A/S (160)	225,331	15,040	225,331	0	—
Oliver D. Wick (161)	6,000	1,000	6,000	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Patrick C. Fenner	24,000	4,000	24,000	0	—
Patrick J. Schneider	6,000	1,000	6,000	0	—
Patrick Kelly (162)	28,800	4,800	28,800	0	—
Paul Plath	14,184	2,364	14,184	0	—
Paul Sallwasser (163)	24,000	4,000	24,000	0	—
Paul Serbiak	6,000	1,000	6,000	0	—
Pavel Vodkin (164)	6,000	1,000	6,000	0	—
Perry Sutaria	12,000	2,000	12,000	0	—
Peter A. Feinstein MD PC PSP (165)	123,000	20,500	123,000	0	—
Peter and Janet Milwicz (166)	12,000	2,000	12,000	0	—
Peter Beck Revocable Trust (167)	36,000	6,000	36,000	0	—
Peter T. Healy (168)	7,200	1,200	7,200	0	—
Phil Beer	6,000	1,000	6,000	0	—
Pictet Biotech (169)	491,384	32,799	491,384	0	—
Premchand Beharry and Sacha Beharry, JTWROS	12,000	2,000	12,000	0	—
R. Krug Fenz (170)	6,000	1,000	6,000	0	—
R.E. Monks Construction Company LLC (171)	12,000	2,000	12,000	0	—
Rahul Auradkar and Umarani Bangalore (172)	6,240	1,040	6,240	0	—
Raj Sutaria	12,000	2,000	12,000	0	—
Ralph Gitz (173)	72,000	12,000	72,000	0	—
Randy Burns	12,000	2,000	12,000	0	—
Randy Perillo	54,000	9,000	54,000	0	—
Raymond Tesi (174)	34,800	5,800	34,800	0	—
Raymond Yarusi (175)	4,800	800	4,800	0	—
Rejtim Ballanca (176)	48,000	8,000	48,000	0	—
Renald J. Anelle and Catherine C. Anelle	6,000	1,000	6,000	0	—
Rex H. Larkin (177)	6,000	1,000	6,000	0	—
Richard D. Barclay (178)	6,000	1,000	6,000	0	—
Richard Fleissner (179)	6,000	1,000	6,000	0	—
Richard Hasenauer (180)	10,560	1,760	10,560	0	—
Richard S. Simms (181)	6,000	1,000	6,000	0	—
Ricky C. Estes (182)	7,200	1,200	7,200	0	—
Robert & Camille Paradise	8,400	1,400	8,400	0	—
Robert Forst (183)	6,000	1,000	6,000	0	—
Robert Jackson (184)	12,000	2,000	12,000	0	—
Robert Karov	24,000	4,000	24,000	0	—
Robert Lazzari and Shirley Lazzari (185)	6,000	1,000	6,000	0	—
Robert Montgomery	6,000	1,000	6,000	0	—
Robert Russell Cust. for Mirriah Russell UTMA (186)	6,000	1,000	6,000	0	—
Robert W. Beauchamp (187)	6,000	1,000	6,000	0	—
Robert Wright (188)	24,000	4,000	24,000	0	—
Rock Springs Capital Master Fund LP (189)	360,000	60,000	360,000	0	—
Rodney Whitehead (190)	15,600	2,600	15,600	0	—
Roger D. Nesbitt (191)	7,200	1,200	7,200	0	—
Roger F. Anderson	6,000	1,000	6,000	0	—
Ronald Fazzolare	6,000	1,000	6,000	0	—
Ropart Investments LLC (192)	3,600	240	3,600	0	—
Rush M. Waite (193)	9,600	1,600	9,600	0	—
Russell Nowak	48,000	8,000	48,000	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
S&S Motors, Inc. (194)	6,000	1,000	6,000	0	—
S. Alan Lisenby (195)	12,000	2,000	12,000	0	—
Samuel Rosenberg (196)	24,000	4,000	24,000	0	—
Scott Jackson	12,000	2,000	12,000	0	—
Scott Udelhoven (197)	7,200	1,200	7,200	0	—
Shawn Macarthur (198)	9,600	1,600	9,600	0	—
Sheeyen Tan and Poay Goekee (199)	12,000	2,000	12,000	0	—
Simon and Enas Muzio (200)	6,000	1,000	6,000	0	—
Simon Rose (201)	12,000	2,000	12,000	0	—
Sooner Ranch Investments, LP (202)	6,000	1,000	6,000	0	—
Stanley Wenck (203)	6,000	1,000	6,000	0	—
Stanley Uptigrove (204)	6,000	1,000	6,000	0	—
Stefan and Kerstin Kneis	12,000	2,000	12,000	0	—
Stephen E. Budorick (205)	12,000	2,000	12,000	0	—
Stephen Lebovitz (206)	6,000	1,000	6,000	0	—
Steven A. Buxbaum (207)	12,000	2,000	12,000	0	—
Steven A. Waters (208)	12,000	2,000	12,000	0	—
Steven Helman Revocable Trust (209)	48,000	8,000	48,000	0	—
Steven J. and Mary E. Vuyovich JTWROS	12,000	2,000	12,000	0	—
Steven Segal	6,000	1,000	6,000	0	—
Steven T. Simler (210)	6,000	1,000	6,000	0	—
Stewart & Nancy Ackerman	6,000	1,000	6,000	0	—
Sunstone Partners, LLC (211)	91,200	15,200	91,200	0	—
Susan Wade	6,000	1,000	6,000	0	—
T. Rowe Price Health Sciences Fund, Inc. (212)	315,471	40,000	315,471	0	—
Tarun and Seema Wasil, JTWROS	6,000	1,000	6,000	0	—
Tayt Wuethrich	12,000	2,000	12,000	0	—
Terry and Martha Barr JTWROS (213)	6,000	1,000	6,000	0	—
The Bahr Family Limited Partnership (214)	16,800	2,800	16,800	0	—
The Konrad Hans von Emster III and Elizabeth F. von Emster Revocable Trust dated January 18, 2005 (215)	19,326	2,000	19,326	0	—
The Lund Family Marital Trust, u/a/d July 7, 1995, as amended (216)	12,000	2,000	12,000	0	—
The Robert L. Bahr Revocable Trust (217)	6,000	1,000	6,000	0	—
Thomas & Suzan Garrity JTWROS	6,000	1,000	6,000	0	—
Thomas and Lyn Dowdle Price	14,400	2,400	14,400	0	—
Thomas Craver	12,000	2,000	12,000	0	—
Thomas Gemellaro (218)	6,000	1,000	6,000	0	—
Thomas Wegner	6,000	1,000	6,000	0	—
Tim Hanna (219)	24,000	4,000	24,000	0	—
Todd Lawrence (220)	120,000	20,000	120,000	0	—
Todd Robinson (221)	9,600	1,600	9,600	0	—
Todd S. Cameron	6,000	1,000	6,000	0	—
Tom Giftos (222)	12,000	2,000	12,000	0	—
Tom Herburger (223)	6,000	1,000	6,000	0	—
Tommy Ly (224)	6,000	1,000	6,000	0	—
Tony Puckett	15,600	2,600	15,600	0	—
Travis Collins	6,000	1,000	6,000	0	—
Trevor and Tonia Wuethrich	12,000	2,000	12,000	0	—
Trout Partners LLC (225)	1,354	90	1,354	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Venrock Associates IV, L.P. (226)	304,871	20,350	304,871	0	—
Venrock Entrepreneurs Fund IV, L.P. (227)	7,488	499	7,488	0	—
Venrock Partners, L.P. (228)	62,170	4,149	62,170	0	—
Vernon Simpson (229)	12,000	2,000	12,000	0	—
Versant Affiliates Fund II-A, L.P. (230)	20,742	1,384	20,742	0	—
Versant Side Fund II L.P. (231)	9,768	652	9,768	0	—
Versant Venture Capital II, L.P. (232)	1,093,090	72,963	1,093,090	0	—
Victor M. Moreno (233)	6,000	1,000	6,000	0	—
Virgil and Clarame Boatright	19,680	3,280	19,680	0	—
Wayne Wilson	48,000	8,000	48,000	0	—
William Coney (234)	11,208	1,868	11,208	0	—
William E. Demarest Jr. (235)	48,000	8,000	48,000	0	—
William Huff	12,000	2,000	12,000	0	—
William Ristvedt (236)	6,000	1,000	6,000	0	—
William Zink (237)	6,000	1,000	6,000	0	—
Adam Figueroa (238)	3,201	3,201	3,201	0	—
Adam Riback (238)	350	350	350	0	—
Andrew Fishbone (238)	650	650	650	0	—
Andrew C. Tennett (238)	844	844	844	0	—
Annette Cassella (239)	2,000	2,000	2,000	0	—
Anthony Luciano Buono III (238)	787	787	787	0	—
Anthony Maiuolo (238)	87	87	87	0	—
Christopher Atteo (238)	262	262	262	0	—
Ciro Sanclemente (238)	568	568	568	0	—
Damian Defex (238)	2,220	2,220	2,220	0	—
Daniel Fred (238)	650	650	650	0	—
Danial Claps (238)	1,000	1,000	1,000	0	—
Daniel Lehman (238)	570	570	570	0	—
David Ledoux (238)	1,105	1,105	1,105	0	—
David Levine (238)	920	920	920	0	—
David Rich (238)	180	180	180	0	—
Declan T. McQuade (238)	4,256	4,256	4,256	0	—
Dominic Carlo (238)	2,323	2,323	2,323	0	—
Eric James (238)	4,000	4,000	4,000	0	—
Eric Lyon (238)	1,266	1,266	1,266	0	—
Evan S. Taub (238)	8,251	8,251	8,251	0	—
Gregory Gassoso (238)	1,250	1,250	1,250	0	—
Hany Awadalla (238)	32,183	32,183	32,183	0	—
Jack Frank Bruscianelli (238)	806	806	806	0	—
James Devary (238)	3,331	3,331	3,331	0	—
James Eichner (238)	5,857	5,857	5,857	0	—
Jean Gabriel Cocinescu (238)	2,992	2,992	2,992	0	—
Jeremy Martin (238)	4,140	4,140	4,140	0	—
Jillian L. Doyle (239)	500	500	500	0	—
Joseph Gebron (238)	1,600	1,600	1,600	0	—
Johnnie Jones (238)	1,625	1,625	1,625	0	—
Jon Morin (238)	225	225	225	0	—
Joseph Varvara (238)	980	980	980	0	—
Joshua W. Van Dress (240)	6,629	6,629	6,629	0	—
Ken Drekou (238)	2,220	2,220	2,220	0	—
Kevin Bostory (238)	700	700	700	0	—
Lisa Bowers (239)	500	500	500	0	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Total (1)	Issuable Pursuant to Warrants (2)		Number	Percent
Manuel Klemm (238)	75	75	75	0	—
Marc Goldstein (238)	5,495	5,495	5,495	0	—
Mark Gassoso (238)	2,600	2,600	2,600	0	—
Matthew Fleissner (238)	1,640	1,640	1,640	0	—
Michael Mullen (238)	13,765	13,765	13,765	0	—
Michael Burkoff (238)	4,147	4,147	4,147	0	—
Nathaniel Clay (238)	5,645	5,645	5,645	0	—
Omar Rajjoub (238)	940	940	940	0	—
Felippe Teixeira Alves (238)	2,352	2,352	2,352	0	—
Philip M. Rodriguez (238)	7,854	7,854	7,854	0	—
Randy Abbas (238)	3,612	3,612	3,612	0	—
Randy S. Weiner (238)	225	225	225	0	—
Renos Gordos (238)	87	87	87	0	—
Rodney Laveau (238)	2,250	2,250	2,250	0	—
Roger A. Monteforte (238)	110,000	110,000	110,000	0	—
Russ Zalatamo (238)	11,873	11,873	11,873	0	—
Sean Hosein (238)	525	525	525	0	—
Stephen Jones (238)	275	275	275	0	—
Terrence Reagan (238)	1,231	1,231	1,231	0	—
John Thomas Holly (238)	1,266	1,266	1,266	0	—
Tuan Phan (238)	4,825	4,825	4,825	0	—
Vincent D’Albora (238)	1,400	1,400	1,400	0	—
Wade T. Papapanagiotu (238)	10,211	10,211	10,211	0	—
Wayde Walker (238)	6,079	6,079	6,079	0	—
Total	11,456,493	1,626,398	11,456,493	0	—

1	Reflects shares beneficially owned by the selling stockholder, including the shares in the column immediately to the right which may be acquired by the selling stockholder pursuant to the exercise of warrants beneficially owned by the selling stockholder.
2	Reflects solely shares which may be acquired by the selling stockholder pursuant to the exercise of warrants beneficially owned by the selling stockholder.
3	Don Whaley and Mary G. Whaley are the Managers of 3MD Partnership Ltd. and, as such, hold voting and investment power with respect to these shares.
4	Stewart Ackerman is the President of Ackerman Partners LP and, as such, holds voting and investment power with respect to these shares.
5	We have been advised that as of December 1, 2014, the selling stockholder sold 3,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
6	We have been advised that as of December 1, 2014, the selling stockholder sold 234,974 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
7	Farah Champsi, Edward Penhoet and Edward Hurwitz (collectively known as “the Principals”) are directors of Alta BioPharma Management III, LLC which is the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG. Voting and investment decisions for Alta BioPharma Partners III GmbH & Co. Beteiligungs KG is made by a majority vote of the Principals.
8	Farah Champsi, Edward Penhoet and Edward Hurwitz (collectively known as “the Principals”) are directors of Alta BioPharma Management III, LLC which is the general partner of Alta BioPharma Partners III, L.P. Voting and investment decisions for Alta BioPharma Partners III, L.P. is made by a majority vote of the Principals.
9	Farah Champsi, Edward Penhoet and Edward Hurwitz (collectively known as “the Principals”) are managers of Alta Embarcadero BioPharma Partners III, LLC. Voting and investment decisions for Alta Embarcadero BioPharma Partners III, LLC is made by a majority vote of the Principals.
10	Frank Richter is an Authorized Officer, Frank Titus is a General Manager and Wolfgang Schütt is the President of Division Effect Pigments of Altana Innovationsfonds GmbH and, as such, when acting as a majority, holds voting and investment power with respect to these shares.

11	We have been advised that as of December 1, 2014, the selling stockholder sold 2,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
12	The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.
13	Irving Applebaum is the Chief Financial Officer of the Applebaum Family Ltd Partnership and, as such, holds voting and investment power with respect to these shares.
14	We have been advised that as of December 1, 2014, the selling stockholder sold 4,800 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
15	Achyut Sahasrabudhe is the Chief Executive Officer of Ashnik Management LLC and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 30,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
16	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
17	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
18	Charles M. Cazett is the President of C&F Equipment Inc. and, as such, holds voting and investment power with respect to these shares.
19	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
20	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
21	We have been advised that as of December 1, 2014, the selling stockholder sold 13,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
22	We have been advised that as of December 1, 2014, the selling stockholder sold 2,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
23	David Cherry is the Managing Director of Cherry Pipes Ltd, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
24	William Childers and Dolores Childers are the trustees of the Childers Living Trust and, as such, hold voting and investment power with respect to these shares.
25	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
26	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
27	Chris Clericuzio and Jamie Clericuzio are the trustees of the Clericuzio Family Revocable Trust, and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
28	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
29	We have been advised that as of December 1, 2014, the selling stockholder sold 4,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
30	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
31	We have been advised that as of December 1, 2014, the selling stockholder sold 15,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
32	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
33	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
34	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
35	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
36	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

37	We have been advised that as of December 1, 2014, the selling stockholder sold 1,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
38	Dr. David Shively is the control person of the David D. Shively Rev With Preservation Trust and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
39	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
40	David Walker is the trustee of the David S. Walker Revocable Trust, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
41	Deerfield MGMT, L.P. is the General Partner (“Deerfield MGMT”), and Deerfield Management Company, L.P. (“Deerfield Management”) is the Investment Advisor, of Deerfield Special Situations International Master Fund, L.P. James E. Flynn is the President of the General Partners of Deerfield MGMT and Deerfield Management, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 255,071 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014 and as of January 1, 2015, had transferred all warrants held by such selling stockholder to Deerfield Special Situations Fund, L.P.
42	Deerfield MGMT, L.P. is the General Partner (“Deerfield MGMT”), and Deerfield Management Company, L.P. (“Deerfield Management”) is the Investment Advisor, of Deerfield Special Situations Fund, L.P. James E. Flynn is the President of the General Partners of Deerfield MGMT and Deerfield Management, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 258,135 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014 and as of January 1, 2015, held warrants exercisable for an aggregate of 80,000 shares.
43	We have been advised that as of December 1, 2014, the selling stockholder sold 3,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
44	We have been advised that as of December 1, 2014, the selling stockholder sold 18,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
45	We have been advised that as of December 1, 2014, the selling stockholder sold 6,800 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
46	We have been advised that as of December 1, 2014, the selling stockholder sold 60,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
47	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
48	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
49	We have been advised that as of December 1, 2014, the selling stockholder sold 11,820 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
50	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
51	Samuel Rosenberg is the Executive Director of Elmora Hebrew Center Inc.R and, as such, holds voting and investment power with respect to these shares.
52	Mark Sawyer is the President of Fidelity Lending Corporation and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
53	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
54	Robert P. Gready is the Director of Food Consultancy and Inspection and, as such, holds voting and investment power with respect to these shares.
55	Fourth Avenue Capital Partners GP LLC is the General Partner of Fourth Avenue Capital Partners LP. The Managing Members of Fourth Avenue Capital Partners GP LLC hold voting and investment power with respect to these shares. The Managing Members of Fourth Avenue Capital Partners GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu.
56	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
57	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
58	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

59	Jack Frank is the President of Future, LLC and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
60	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
61	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
62	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
63	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
64	Gerald A. Tomsic is the trustee of the Gerald A. Tomsic, Trustee Gerald A. Tomsic 1995 Revocable Trust and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
65	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
66	We have been advised that as of December 1, 2014, the selling stockholder sold 12,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
67	We have been advised that as of December 1, 2014, the selling stockholder sold 6,060 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
68	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
69	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
70	Mustafa Al Hassani is the Chief Executive Officer of Highpoint Realty LTD and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
71	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
72	We have been advised that as of December 1, 2014, the selling stockholder sold 30,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
73	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
74	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
75	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
76	We have been advised that as of December 1, 2014, the selling stockholder sold 8,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
77	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
78	We have been advised that as of December 1, 2014, the selling stockholder sold 16,800 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
79	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
80	Jaye Venuti and Michael Yokoyama are the trustees of the Jaye Venuti and Michael Yokoyama Family Trust DOT and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
81	Jaye Venuti and Michael Yokoyama are the Directors of the Jaye Venuti DDS and Michael Yokoyama, DDS, PDC Defined Benefit Plan and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 15,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
82	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

83	Jerry Rupiper is the trustee of the Jerome & Maureen Rupiper Living Trust and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
84	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
85	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
86	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
87	We have been advised that as of December 1, 2014, the selling stockholder sold 9,800 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
88	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
89	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
90	We have been advised that as of December 1, 2014, the selling stockholder sold 15,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
91	We have been advised that as of December 1, 2014, the selling stockholder sold 30,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
92	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
93	We have been advised that as of December 1, 2014, the selling stockholder sold 13,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
94	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
95	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
96	Linda M. Vogel is the Manager of the Johnson & Johnson Development Corporation and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 443,691 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
97	We have been advised that as of December 1, 2014, the selling stockholder sold 4,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
98	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
99	We have been advised that as of December 1, 2014, the selling stockholder sold 7,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
100	We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
101	We have been advised that as of December 1, 2014, the selling stockholder sold 5,750 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
102	We have been advised that as of December 1, 2014, the selling stockholder sold 29,050 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
103	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
104	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
105	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
106	We have been advised that as of December 1, 2014, the selling stockholder sold 60,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
107	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
108	Paul J. Coviello is the Managing Partner of Linden Growth Partners, LP and, as such, holds voting and investment power with respect to these shares. The selling stockholder has indicated that it is an affiliate of a broker-dealer and has represented that it acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. We have been advised that as of December 1, 2014, the selling stockholder sold 70,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

109	The selling stockholder has indicated that she is an affiliate of a broker-dealer and has represented that she acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. We have been advised that as of December 1, 2014, the selling stockholder sold 50,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
110	Burton Paull is the President of Llano Resources Inc. and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 32,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
111	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
112	Donald Moes is the General Partner of M. Butte Ltd. and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 30,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
113	We have been advised that as of December 1, 2014, the selling stockholder sold 4,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
114	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
115	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
116	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
117	Martin Stallone is the trustee of Martin and Teri Stallone Tenants in the Entirety and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
118	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
119	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
120	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
121	Dominque Semon is an owner at Merlin Biomed Private Equity Fund, L.P. and, as such, holds voting and investment power with respect to these shares. We have been advised that as of January 1, 2015, the selling stockholder had transferred all warrants to OTA LLC.
122	We have been advised that as of December 1, 2014, the selling stockholder sold 1,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
123	The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.
124	Michael Robson and Ida Robson are the control persons of Michael and Ida Robson JTWROS and, as such, hold voting and investment power with respect to these shares.
125	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
126	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
127	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
128	We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
129	Billy Fouch is the control person of the MTC IRA FBO Billy Fouch and, as such, holds voting and investment power with respect to these shares.
130	Daniel Wickard is the control person of the MTC IRA FBO Daniel Wickard and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
131	Gary Kostelec is the control person of the MTC IRA FBO Gary Kostelec and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

132	Gary L. Biermann is the control person of the MTC IRA FBO Gary L. Biermann and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 8,400 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
133	Jack Pirkey is the control person of the MTC IRA FBO Jack Pirkey and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,700 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
134	James R. Muldoon is the control person of the MTC IRA FBO James R. Muldoon and, as such, holds voting and investment power with respect to these shares.
135	Joseph Tierney is the control person of the MTC IRA FBO Joseph Tierney and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
136	Kenton L. Eiffert is the control person of the MTC IRA FBO Kenton L. Eiffert and, as such, holds voting and investment power with respect to these shares.
137	Martin Rosenwasser is the control person of the MTC IRA FBO Martin Rosenwasser and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
138	Michael Accardi is the control person of the MTC IRA FBO Michael Accardi and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
139	Michael Cullen is the control person of the MTC IRA FBO Michael Cullen and, as such, holds voting and investment power with respect to these shares.
140	Normand F. Smith is the control person of the MTC IRA FBO Normand F. Smith and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 59,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
141	Richard Andrews is the control person of the MTC IRA FBO Richard Andrews and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
142	Robert Gordon is the control person of the MTC IRA FBO Robert Gordon and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
143	Ronald Finestone is the control person of the MTC IRA FBO Ronald Finestone and, as such, holds voting and investment power with respect to these shares.
144	Stanley Michael Rein is the control person of the MTC IRA FBO Stanley Michael Rein and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,200 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
145	Stefan Nowina is the control person of the MTC IRA FBO Stefan Nowina and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 15,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
146	Steven J. Vuyovich is the control person of the MTC IRA FBO Steven J. Vuyovich and, as such, holds voting and investment power with respect to these shares.
147	Sydelle Rosenwasser is the control person of the MTC IRA FBO Sydelle Rosenwasser and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
148	William Newell is the control person of the MTC IRA FBO William Newell and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

149	Arthur W. Chick is the control person of the MTC Roth IRA FBO Arthur W. Chick and, as such, holds voting and investment power with respect to these shares. The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.
150	James W. Robertson is the control person of the MTC Roth IRA FBO James W. Robertson and, as such, holds voting and investment power with respect to these shares.
151	Kristi K. Olson is the control person of the MTC Roth IRA FBO Kristi K. Olson and, as such, holds voting and investment power with respect to these shares.
152	Michael Nelson is the control person of the MTC Roth IRA FBO Michael Nelson and, as such, holds voting and investment power with respect to these shares.
153	Michael D. Johnson is the control person of the MTC SEP IRA FBO Michael D. Johnson and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
154	George W. Naylor is the control person of the MTC SEP IRA FBO George W. Naylor and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
155	Johnathan Coleman is the control person of the MTC SEP IRA FBO Johnathan Coleman and, as such, holds voting and investment power with respect to these shares.
156	Lewis W. Wadsworth is the control person of the MTC SEP IRA FBO Lewis W. Wadsworth and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
157	We have been advised that as of December 1, 2014, the selling stockholder sold 2,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
158	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
159	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
160	Sten Scheiby, Göran Ando, Jørgen Boe, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen are Directors of Novo A/S and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder had been issued 5,431 shares of common stock pursuant to a net exercise of the warrants held by such selling stockholder and that as of December 1, 2014, the selling stockholder sold 230,762 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
161	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
162	We have been advised that as of December 1, 2014, the selling stockholder sold 12,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
163	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
164	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
165	Peter A Feinstein is the President of the Peter A. Feinstein MD PC PSP and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 102,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
166	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
167	Peter Beck is the trustee of the Peter Beck Revocable Trust, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
168	We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
169	Michael Sjöström is the Chief Investment Officer of Pictet Biotech, and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 458,585 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

170	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
171	Daniel R. Monks is the Chief Executive Officer and Manager of R.E. Monks Construction Company and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
172	We have been advised that as of December 1, 2014, the selling stockholder sold 2,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
173	We have been advised that as of December 1, 2014, the selling stockholder sold 30,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
174	We have been advised that as of December 1, 2014, the selling stockholder sold 29,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
175	We have been advised that as of December 1, 2014, the selling stockholder sold 4,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
176	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
177	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
178	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
179	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
180	We have been advised that as of December 1, 2014, the selling stockholder sold 9,800 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
181	The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
182	We have been advised that as of December 1, 2014, the selling stockholder sold 253 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
183	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
184	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
185	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
186	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
187	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
188	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
189	Kris H. Jenner is the Manager of Rock Springs Capital Master Fund LP and, as such, holds voting and investment power with respect to these shares.
190	We have been advised that as of December 1, 2014, the selling stockholder sold 13,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
191	We have been advised that as of December 1, 2014, the selling stockholder sold 6,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
192	Robert B. Goergen is the Managing Member of Ropart Investments LLC and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 3,360 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
193	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
194	Jimmie Lee Stewart is the President of S&S Motors, Inc. and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

195	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
196	We have been advised that as of December 1, 2014, the selling stockholder sold 9,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
197	We have been advised that as of December 1, 2014, the selling stockholder sold 4,200 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
198	We have been advised that as of December 1, 2014, the selling stockholder sold 4,850 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
199	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
200	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
201	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
202	Ronald T. Evans is the President of Sooner Ranch Investments, LP and, as such, Mr. Evans and his wife, Patricia A. Evans, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 2,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
203	We have been advised that as of December 1, 2014, the selling stockholder sold 3,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
204	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
205	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
206	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
207	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
208	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
209	Steven Helman is the trustee of the Steven Helman Revocable Trust and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 32,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
210	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
211	John Maddux is the President of Sunstone Partners, LLC and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
212	T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Health Sciences Fund, Inc. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed herein; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. TRPA analyzes the proxy statements of issuers whose stock is owned by the U.S.-registered investment companies which it sponsors and serves as investment adviser (“Price Funds”) as well as other managed funds and institutional and private counsel clients who have delegated such responsibility to T. Rowe Price. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. For the registered investment companies sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund. The portfolio manager of the Fund is Taymour Tamaddon. More information on T. Rowe Price’s proxy voting policies and procedures is available on T. Rowe Price’s website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC. We have been advised that as of December 1, 2014, the selling stockholder sold 275,471 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
213	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

214	Robert L. Bahr is the trustee of the General Partner of The Bahr Family Limited Partnership and, as such, holds voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 14,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
215	Kurt Konrad Hans von Emster III is the trustee of The Konrad Hans von Emster III and Elizabeth F. von Emster Revocable Trust dated January 18, 2005 and, as such, holds voting and investment power with respect to these shares.
216	Alan H. Lund and Irene Lund are the trustees of The Lund Family Marital Trust, u/a/d July 7, 1995 as amended and, as such, hold voting and investment power with respect to these shares.
217	Robert L. Bahr is the trustee of The Robert L. Bahr Revocable Trust and, as such, holds voting and investment power with respect to these shares.
218	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
219	We have been advised that as of December 1, 2014, the selling stockholder sold 20,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
220	We have been advised that as of December 1, 2014, the selling stockholder sold 35,962 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
221	We have been advised that as of December 1, 2014, the selling stockholder sold 8,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
222	We have been advised that as of December 1, 2014, the selling stockholder sold 2,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
223	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
224	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
225	Jonathan Bernard Fassberg is the Chief Executive Officer, of Trout Partners LLC, and, as such, holds voting and investment power with respect to these shares.
226	Venrock Partners Management LLC is the General Partner of Venrock Associates IV, L.P. Brian D. Ascher, Michael C. Brooks, Anthony B. Evnin, Anders D. Hove, Bryan E. Roberts and Michael F. Tyrrell are Members of Venrock Partners Management LLC, and, as such, hold voting and investment power with respect to these shares.
227	Venrock Partners Management LLC is the General Partner of Venrock Entrepreneurs Fund IV, L.P. Brian D. Ascher, Michael C. Brooks, Anthony B. Evnin, Anders D. Hove, Bryan E. Roberts and Michael F. Tyrrell are Members of Venrock Partners Management LLC, and, as such, hold voting and investment power with respect to these shares.
228	Venrock Partners Management LLC is the General Partner of Venrock Partners, L.P. Brian D. Ascher, Michael C. Brooks, Anthony B. Evnin, Anders D. Hove, Bryan E. Roberts and Michael F. Tyrrell are Members of Venrock Partners Management LLC, and, as such, hold voting and investment power with respect to these shares.
229	We have been advised that as of December 1, 2014, the selling stockholder sold 10,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
230	Versant Ventures II, LLC is the General Partner of Versant Affiliates Fund II-A, L.P and has the authority to vote for or dispose of the shares held by Versant Affiliates Fund II-A, L.P. The Managing Directors of the General Partners are Brian Atwood, Sam Colella, Ross Jaffe, Bill Link, Barbara Lubash, Don Milder, Rebecca Robertson, Charles Warden and Brad Bolzon and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 19,358 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
231	Versant Ventures II, LLC is the General Partner of Versant Side Fund II L.P. and has the authority to vote for or dispose of the shares held by Versant Side Fund II L.P. The Managing Directors of the General Partners are Brian Atwood, Sam Colella, Ross Jaffe, Bill Link, Barbara Lubash, Don Milder, Rebecca Robertson, Charles Warden and Brad Bolzon and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 9,116 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
232	Versant Ventures II, LLC is the General Partner of Versant Venture Capital II, L.P. and has the authority to vote for or dispose of the shares held by Versant Venture Capital II, L.P. The Managing Directors of the General Partners are Brian Atwood, Sam Colella, Ross Jaffe, Bill Link, Barbara Lubash, Don Milder, Rebecca Robertson, Charles Warden and Brad Bolzon and, as such, hold voting and investment power with respect to these shares. We have been advised that as of December 1, 2014, the selling stockholder sold 1,020,127 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
233	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
234	We have been advised that as of December 1, 2014, the selling stockholder sold 4,340 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
235	We have been advised that as of December 1, 2014, the selling stockholder sold 40,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

236	We have been advised that as of December 1, 2014, the selling stockholder sold 3,500 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
237	We have been advised that as of December 1, 2014, the selling stockholder sold 5,000 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.
238	The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.
239	The selling stockholder has indicated that she is an affiliate of a broker-dealer and has represented that she acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.
240	The selling stockholder has indicated that he is an affiliate of a broker-dealer and has represented that he acquired the shares offered hereby in the ordinary course of business and at the times of the acquisition did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. We have been advised that as of December 1, 2014, the selling stockholder had been issued 1,894 shares of common stock pursuant to a net exercise of the warrants held by such selling stockholder and that as of December 1, 2014, the selling stockholder sold 1,894 shares pursuant to our final prospectus on Form 424(b)(3) (File No. 333-192617) as filed with the SEC on January 6, 2014.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.cymabay.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed with the SEC on May 15, 2014, August 14, 2014, and November 14, 2014, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 8, 2014, January 13, 2014, February 21, 2014, June 6, 2014, November 12, 2014, December 29, 2014 and January 12, 2015; and

•	The description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the Commission on June 16, 2014, including any amendments or reports filed for purposes of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number:

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.cymabay.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

11,456,493 Shares

Common Stock

PROSPECTUS

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$7,378
Printing expenses	55,000
Legal fees and expenses	75,000
Accounting fees and expenses	215,000
Transfer agent and registrar fees and expenses	2,000

Total	$354,378

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, CymaBay’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to CymaBay or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, CymaBay’s amended and restated bylaws provide that:

•	CymaBay is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	CymaBay may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	CymaBay is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

CymaBay has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in CymaBay’s certificate of incorporation and restated bylaws and to provide additional procedural protections. As of the date of this post-effective amendment to registration statement, there is no pending litigation or proceeding involving a director or executive officer of CymaBay regarding which indemnification is sought. The indemnification provisions in CymaBay’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between CymaBay and each of its directors and executive officers may be sufficiently broad to permit indemnification of CymaBay’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CymaBay pursuant to the foregoing provisions, or otherwise, CymaBay has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CymaBay currently carries liability insurance for its directors and officers.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 12th day of January, 2015.

CYMABAY THERAPEUTICS, INC.

By:	/s/ Harold Van Wart
Harold Van Wart
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold Van Wart	Chief Executive Officer (principal executive officer)	January 12, 2015
Harold Van Wart

/s/ Sujal Shah	Chief Financial Officer (principal financial and accounting officer)	January 12, 2015
Sujal Shah

*	Director	January 12, 2015
Louis G. Lange, M.D., Ph.D.

*	Director	January 12, 2015
Carl Goldfischer, M.D.

*	Director	January 12, 2015
Hari Kumar, Ph.D.

Edward E. Penhoet, Ph.D.	Director	January 12, 2015

*	Director	January 12, 2015
Kurt von Emster, CFA

*	/s/ Harold Van Wart
Harold Van Wart
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement (to be filed on a Form 8-K in connection with any underwritten offering)

3.1	Amended and Restated Certificate of Incorporation. (Filed with the SEC as Exhibit 3.1 to our Amendment No. 2 to Registration Statement on Form 10, filed with the SEC on October 17, 2013, SEC File No. 000-55021.)

3.2	Amended and Restated By-Laws. (Filed with the SEC as Exhibit 3.2 to our Amendment No. 2 to Registration Statement on Form 10, filed with the SEC on October 17, 2013, SEC File No. 000-55021.)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Registration Rights Agreement. (Filed with the SEC as Exhibit 4.2 to our Amendment No. 2 to Registration Statement on Form 10, filed with the SEC on October 17, 2013, SEC File No. 000-55021.)

4.3	Form of 2013 Financing Warrant. (Filed with the SEC as Exhibit 4.3 to our Amendment No. 2 to Registration Statement on Form 10, filed with the SEC on October 17, 2013, SEC File No. 000-55021.)

4.4	Amendment No. 1 to Registration Rights Agreement. (Filed with the SEC as Exhibit 4.4 to our Form 10-K, filed with the SEC on March 31, 2014, SEC File No. 000-55021.)

5.1	Opinion of Cooley LLP (Filed with the SEC as Exhibit 5.1 to our Registration Statement on Form S-1, filed with the SEC on November 29, 2014, SEC File No. 333-192617.)

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (incorporated by reference to the signature page of our Registration Statement on Form S-1, filed with the SEC on November 29, 2014, SEC File No. 333-192617).